Exhibit 8.1

Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
Dean Global Limited	British Virgin Islands
Jenyd Holdings Limited	Hong Kong
Xinjiang United Family Trading Co., Ltd.	PRC
George Chanson (NY) Corp.	New York
Chanson 23rd Street LLC	New York
Chanson 1293 3rd Ave LLC	New York
Chanson 2040 Broadway LLC	New York
Chanson Management LLC	Delaware

	Variable Interest Entities	Place of Incorporation
1	Urumqi Midong District George Chanson Bakery	PRC

2	Shayibake District Yining Rd. George Chanson Bakery	PRC

3	Changji George Chanson Bakery	PRC

4	Tianshan District Xinhua North Rd. George Chanson Bakery	PRC

5	Tianshan District Xinmin Rd. George Chanson Bakery	PRC

6	Tianshan District Minzhu Rd. George Chanson Bakery	PRC

7	Tianshan District Jianquan No.3 Rd. George Chanson Bakery	PRC

8	Tianshan District Jiefang North Rd. George Chanson Bakery	PRC

9	Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	PRC

10	Xinshi District Changchun South Rd. George Chanson Bakery	PRC

11	Xinshi District Beijing Middle Rd. United Family Chanson Bakery	PRC

12	Xinshi District Suzhou East Rd. Chanson Bakery	PRC

13	Xinshi District South No.3 Rd. Chanson Bakery	PRC

14	Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	PRC

15	Shayibake District Youhao South Rd. Chanson Bakery	PRC

16	Shuimogou District South Nanhu Rd. George Chanson Bakery	PRC

17	Xinshi District Hebei East Rd. George Chanson Bakery	PRC

18	Urumqi Toutunhe District George Chanson Bakery on Zhongya South Rd.	PRC

19	Shayibake District Karamay West Rd. Chanson Bakery	PRC

20	Shayibake District Qitai Rd. Hemeijia Chanson Bakery	PRC

21	Tianshan District Qingnian Rd. Chanson Bakery	PRC

22	Xinshi District Liyushan North Rd. Hemeijia Bakery	PRC

23	Xinshi District Changchun North Rd. Chanson Bakery	PRC

24	Shayibake District Youhao North Rd. Chanson Coffee Bakery	PRC

25	Tianshan District Jiefang North Rd. Chanson Coffee Bakery	PRC

26	Tianshan District Wenhua Rd. Chanson Coffee Bakery	PRC

27	Tianshan District Minzhu Rd. Heimeijie Coffee and Food	PRC

28	Tianshan District Cuiquan Rd. George Chanson Bakery	PRC

29	Tianshan District Cuiquan Rd. Coffee and Food	PRC

30	Xinshi District Changchun North Rd. Chanson Coffee and Food	PRC

31	Tianshan District Wenhua Rd. Chanson Coffee and Food	PRC

32	Urumqi Economics and Technology Development District Toutunhe Chanson Coffee and Food	PRC

33	Tianshan District Dongquan Rd. United Family Chanson Bakery	PRC

34	Tianshan District Dongquan Rd. United Family Bakery	PRC

35	Shuimogou District Wenquan North Rd. United Family Chanson Bakery	PRC

36	Xinshi District Changchun South Rd. United Family Bakery	PRC

37	Xinshi District Changsha Rd. United Family Chanson Bakery	PRC

38	Xinshi District Yingbin Rd. United Family George Chanson Bakery	PRC

39	Xinshi District Suzhou East Rd. United Family Chanson Bakery	PRC

40	Tianshan District Dawan South Rd. Hemeijia George Chanson Bakery	PRC

41	Shuimogou District Fengxiang Street Hemeijia George Chanson Bakery	PRC

42	Shuimogou District Fengxiang Street Hemeijia Song Coffee and Food Shop	PRC

43	Xinshi District Siping Road Hemeijia George Chanson Bakery	PRC

44	Shayibake District Karamay West Street George Chanson Bakery	PRC

45	Shayibake District, Altay Road, Hemeijia George Chanson Bakery	PRC

46	Shayibake District, Yangtze River Road, Hemeijia Chanson Bakery	PRC

47	Xinshi District Hebei East Road George Chanson Hemeijia Bakery	PRC

48	Tianshan District, Zhongqiao Second Alley, Meijia Song Coffee and Food Shop	PRC

49	Shuimogou District Hongguangshan Rd. Chanson Bakery	PRC

50	Xinshi District Beijing South Rd. George Chanson Bakery	PRC

51	Xinjiang United Family Trading Co., Ltd. Chanson Bakery Urumqi Branch	PRC

52	Xinjiang United Family Trading Co., Ltd. Urumqi Meimei Chanson Bakery	PRC

53	Xinjiang United Family Trading Co., Ltd. Tianshan District Chanson Bakery	PRC

54	Xinjiang United Family Trading Co., Ltd. Coffee Bakery Branch	PRC

55	Xinjiang United Family Trading Co., Ltd. Ruitai Chanson Bakery	PRC

56	Xinshi District Kashi East Rd Chanson Hemeijia Bakery	PRC

57	Xinshi District Kashi East Rd Hemeijia Song Coffee and Food Shop	PRC

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